Exhibit 99.2

For immediate release	Press Contacts:
Barry Holt /ISG
203-517-3110
bholt@informationsg.com

Andrea Riffle/TPI
954-659-8616
andrea.riffle@tpi.net

Information Services Group Agrees to Acquire TPI,
Global Leader in Sourcing Advisory Services

Proprietary TPI Index is global authority on outsourcing,
offshoring trends

TPI founder, management to invest 30%
of their proceeds in ISG stock

Stamford, CT, April 24, 2007—Information Services Group, Inc. (ISG), (AMEX:III.U, III, III.WS) announced today that it has signed a definitive agreement to acquire TPI, the largest independent sourcing advisory firm in the world focusing on the design, implementation and management of sourcing strategies for major corporate clients.

Under the agreement, ISG will acquire TPI for $280 million in cash.  TPI’s founder and members of management will invest 30 percent of their proceeds from the transaction in ISG stock at closing. In addition, ISG intends to repurchase up to $40 million of its common stock and/or warrants after closing. The acquisition is subject to customary regulatory and ISG shareholder approvals and is expected to be concluded in the fourth quarter of 2007.

Founded in 1989 and privately held, TPI created the market for fact-based advisory services, guiding large enterprises through their realignment of support functions. TPI’s market-leading expertise, which leverages proprietary data, is used by corporations to optimize their business processes through the best combination of insourcing, offshoring, shared services and outsourcing.  TPI, with 2006 revenues of $147 million and 2007 revenue growth estimated at nearly 15 percent, is the clear market leader. During the past five years, it has generated over 20 percent compounded annual growth.

TPI is widely recognized as the most successful and informed sourcing advisor in the industry, having performed over 2,100 engagements for its clients. Among those engagements, the company has supported over 590 outsourcing transactions, totaling approximately $250 billion in total contract value (TCV).  It has advised 337 companies on the Forbes Global 2000; 33 on the top 50; and 56 on the top 100. TPI advised on over 25 percent of the TCV for global commercial outsourcing contracts awarded last year. It derives over 25 percent of its revenue from outside the United States.

TPI is also known for its proprietary, quarterly TPI Index, which provides industry participants with authoritative information and marketplace intelligence about outsourcing transactions, including transaction structures and terms, industry adoption, geographic prevalence and service provider metrics.  The TPI Index is widely quoted by industry analysts and the media.

The company is headquartered in Houston, Texas, and maintains operations in Australia, France, Germany, India, Japan, The Netherlands, New Zealand, Singapore, Sweden and the United Kingdom.

 “We are delighted to announce this agreement with TPI,” said Michael P. Connors, Chairman & Chief Executive Officer of ISG.  “This is a great company that meets every criteria we set for our first acquisition.  TPI is a fast-growing business that pioneered the sourcing advisory services field and is the clear leader in an industry that is expanding rapidly worldwide; it has well-established global operations; and it has a large, blue-chip client base.  This is a data and insight driven business with outstanding people who are totally focused on improving core functions for clients.”

“We will work in close partnership with TPI’s leadership to sustain and accelerate its growth,” Mr. Connors continued.  “At the same time, TPI’s financial strength, global reach and client relationships provide ISG with an ideal platform for future expansion. We intend to position the company as an essential resource for organizations dealing with the competitive challenges of a changing world such as cost pressures, emerging global markets and evolving workplace demographics. With TPI as our foundation, we will continue to aggressively expand our information-services brands, driven by the combination of proprietary data, knowledgeable people and expert service that help companies improve their market position and profitability.”

ISG raised $258 million through a public offering on February 1, 2007 and is listed on the American Stock Exchange. It is led by a world class team from The Nielsen Company (formerly VNU) with extensive experience building global businesses.  “We are focused on building ISG into a premier, global information services company,” said Mr. Connors, “a dynamic, high growth organization that is valued by clients as the source of information, analysis, advice and service that help them grow.”

“Our plan to repurchase shares and/or warrants reflects our confidence in this transaction, preserves our flexibility to fund growth initiatives and demonstrates our commitment to enhancing shareholder value,” Mr. Connors added.

“We are very pleased to reach this agreement with ISG and we look forward to partnering with expanded resources and services for the benefit of our clients,” said Ed Glotzbach, President & CEO of TPI.  “ISG’s leadership is well-known and widely respected in the global information services industry; they have a great track record in building value for clients, shareholders and employees; and they are committed to driving the growth of our business so that we may serve the accelerating needs of our market for complete and actionable insight.  TPI has come a long way in the past 17 years and we believe that Mike Connors and the ISG team will provide further leadership and expertise that will help our business be even more successful in our future together.”

TPI has 430 employees with significant industry experience in areas including Information Technology, Enterprise Service Delivery Strategies, Human Resources, Finance & Accounting, Financial Services, Customer Relationship Management and Procurement Service Management.

TPI’s client base includes industry leaders in Energy, Financial Services, Healthcare, Manufacturers, Pharmaceuticals, Restaurants and Retail, Telecommunications, Travel, Transportation and Hospitality.  Major clients include such companies as: AT&T, Bombardier, ChevronTexaco, Diageo, Goodyear, P&G, Pfizer, PS&G, Singapore Airlines and Volvo.

Evercore Partners acted as financial advisor to ISG and Simpson Thacher & Bartlett served as ISG’s legal advisor. Deutsche Bank Securities acted as financial advisor to TPI and Ropes & Gray served as legal advisor.

ISG will file a report on Form 8K with the Securities and Exchange Commission which fully describes the transaction. That report, and all ISG filings, will be available on the ISG website under the investor tab.

Conference call and webcast:
Mr. Connors and Mr. Glotzbach will discuss ISG’s agreement to acquire TPI in a conference call/webcast, Wednesday, April 25 at 3:00 pm. Toll free dial in number: 1-800-869-6581, confirmation code: 4997600 or log on to www.informationsg.com. Replays will also be available on the website.

About Information Services Group

Information Services Group, Inc. is an acquisition company founded in 2006 to build a high-growth, industry-leading information services company. The company is seeking acquisitions in areas such as: business, media and consumer information; advisory, data and marketing services; marketing research; Internet-based information and other segments of the information services industry.  Based in Stamford, CT, Information Services Group [www.informationsg.com] is led by a world class team with extensive global experience in information services and a track record of creating significant value for shareholders, clients and employees.

About Technology Partners International, Inc.

TPI [www.tpi.net.] is the founder and innovator for the sourcing advisory industry, and the largest sourcing advisory firm in the world. The firm is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise of accomplished industry experts who possess extensive practical experience, TPI collaboratively works with organizations to help them optimize their business operations through the best combination of insourcing, offshoring, shared services and outsourcing.

Important Legal Information:

In connection with the proposed acquisition, ISG will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of ISG.  Before making any voting decision, ISG’s shareholders are urged to read the proxy statement regarding the acquisition carefully and in its entirety because it will contain important information about the proposed acquisition.  ISG’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  ISG’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Corporate Secretary, Information Services Group, Inc., Four Stamford Plaza, 107 Elm Street, Stamford, CT 06902, telephone: 203-517-3100, or from ISG’s website at http://www.informationsg.com.

ISG and its directors and officers may be deemed to be participants in the solicitation of proxies from ISG’s shareholders with respect to the proposed acquisition.  Information about ISG’s directors and executive officers and their ownership of ISG’s common stock is set forth in ISG’s annual report on Form 10-K for the fiscal year ended December 31, 2006.  Shareholders may obtain additional information regarding the interests of ISG and its directors and executive officers in the acquisition, which may be different than those of ISG’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed acquisition, when filed with the SEC.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning the proposed acquisition of TPI and other future events and their potential effects on ISG and TPI.  The statements, analyses, and other information contained herein relating to the proposed acquisition, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those factors include, without limitation: (1) whether the shareholders of ISG approve the proposed acquisition; (2) the satisfaction of the other conditions specified in the purchase agreement, including without limitation the receipt of required governmental approval of the proposed acquisition; (3) the ability to successfully combine the businesses of ISG and TPI; (4) operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (5) changes in the stock market and interest rate environment that affect revenues; (6) diversion of management time on acquisition related issues; (7) reaction of TPI customers to the transaction; (8) retention of key employees upon announcement of the proposed acquisition and following closing; (9) general economic conditions such as inflation; and (10) general political and social conditions such as war, political unrest and terrorism.  The risks also relate to inherent business, economic and competitive uncertainties and contingencies relating to the business of TPI including: (1) failure to secure new engagements or loss of important clients; (2) ability to maintain or increase billing and utilization rates; (3) success of expansion internationally; (4) competition; (5) ability to move the product mix into higher margin businesses; (6) operating TPI as a public company; (7) healthcare and benefit cost management; and (8)

currency fluctuations and exchange rate adjustments.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”), specifically as described in ISG’s annual report on Form 10-K for the fiscal year ended December 31, 2006.  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.